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                                   LAW OFFICES

                                       OF

                                 FREESE & MARCH

                         ATTORNEYS AND COUNSELORS AT LAW


                          [FREESE & MARCH LETTERHEAD]


                                January 12, 2001


Fibr-Plast Corporation
3225 S.  Norwood - Suite 100
Tulsa, Oklahoma 74135


Ladies and Gentlemen:


         Reference is made to your Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering five million shares of Common Stock, with $0.00002 par value each (the "Shares").

         We have examined conformed copies of certificates of public officials, letters and affidavits of your corporate officers and other documents, certificates, records, authorizations and proceedings which we have deemed relevant and necessary, to the extent available, as the basis for the opinion expressed herein. On all such examinations, we have assumed the genuineness, accuracy and completeness of all such certificates, original or certified or conformed documents, letters, affidavits and writings submitted to us by management. In connection with the foregoing, certain original corporate minutes and stock certificates have been lost or misplaced. Management assures us that certain appropriate actions have in fact previously been taken by the Board of Directors and Stockholders authorizing the increase in capitalization and the sale of stock to prior and present management and others, that the missing stock certificates have not been issued and that all of the shares which have been issued are correctly reflected in the share ledger furnished to counsel.



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         On the basis of and relying upon the foregoing, it is our opinion that under Oklahoma law the Shares will, when sold as contemplated pursuant to the Registration Statement, be legally issued, fully paid and non-assessable and that no shareholder has or will have preemptive rights.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference made to us under the caption Legal Matters in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or by the General Rules and Regulations promulgated thereunder.

                                                 Very truly yours,

                                                 FREESE & MARCH

                                                 /s/ John M. Freese, Sr.

                                                 John M. Freese, Sr.


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